UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2009

ARCADIA RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-32935	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

9229 Delegates Row, Suite 260, Indianapolis, Indiana 46240

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 569-8234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Compensatory Arrangements of Certain Officers

(b) On January 27, 2009, the Board of Directors of Arcadia Resources, Inc. (the "Company") accepted the resignation of Michelle Molin, Executive Vice President, General Counsel and Secretary, as an executive officer of the Company. Ms. Molin's resignation will become effective on February 13, 2009. Consistent with the Company's on-going cost reduction efforts, Ms. Molin's duties will be reassigned to other current executive officers of the Company. In addition to his positions of Chief Financial Officer and Treasurer, Mr. Matthew R. Middendorf has been appointed Secretary of the Company effective February 14, 2009.

(e) On January 27, 2009, the Board of Directors of the Company approved and adopted the Second Amendment (the "Amendment") to the Arcadia Resources, Inc. 2006 Equity Incentive Plan (the "Plan"). The Amendment proposes to increase the number of shares available to be issued under the Plan to five percent (5.0%) of the Company's authorized shares common stock of as of the date the Amendment is approved by the Company's stockholders. The purpose of the Amendment is to permit the Board to continue to grant stock options and other stock-based awards to employees as part of its long-term compensation strategy. The Amendment is subject to approval by the Company's stockholders at the next regularly scheduled or special meeting of stockholders. The above description of the Amendment is not a complete description of all terms and conditions of the Amendment and is subject to and qualified in its entirety by the form of Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.

On January 27, 2009 the Board of Directors of the Company approved an aggregate of 2,253,334 stock options to selected participants under the Plan (as amended by the Amendment), including certain named executive officers. The stock option grants were effective as of January 27, 2009 with an exercise price of $0.72, which was the higher of the closing price of the Company's Common Stock on April 3, 2008 (the date the grants were first discussed by the Board) and the date immediately preceding the date of the grant. The options shall vest and become exercisable in two (2) equal installments on March 31, 2010 and March 31, 2011 and the options shall expire seven (7) years from the date of grant, or January 26, 2016. The grants shall be evidenced by stock option grant agreements, a form of which has previously been disclosed by the Company.

The following table sets forth the individual grants to the Company's named executive officers:
Executive	Number of Options Granted
Marvin R. Richardson	1,200,000
Matthew R. Middendorf	333,334
John J. Brady	300,000
Steven Zeller	300,000

In the event that stockholder approval of the Amendment is not received at the next special or annual meeting of the Company, the Amendment shall be void and shall be of no further force and effect, and the options listed above shall be canceled, terminated and voided in all respects and shall not vest or be exercisable by the participants at any time.

Item 9.01 Financial Statements and Exhibits.

(d) The following materials are attached as exhibits to this Current Report on Form 8-K:
Exhibit Number	Exhibit Description
10.1	Second Amendment to the Arcadia Resources, Inc. 2006 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Arcadia Resources, Inc. By: /s/ Matthew R. Middendorf Matthew R. Middendorf Its: Chief Financial Officer and Treasurer

Dated: January 30, 2009